Exhibit 99.3

SCHEDULE OF INFORMATION REQUIRED BY ITEM 2 OF SCHEDULE 13D

1.	WhiteHawk Income Corporation

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of WhiteHawk Income Corporation, are set forth below. If no business address is given, the director’s or executive officer’s business address is 2000 Market Street, Suite 910, Philadelphia, PA 19103. Unless otherwise indicated below, all of the persons listed below are citizens of the United States of America.

Name	Present Principal Occupation Including Name and Address of Employer
Directors

Daniel Herz	Chief Executive Officer of WhiteHawk Energy, LLC

Jeffrey Slotterback	Chief Financial Officer of WhiteHawk Energy, LLC

Michael Downs	Chief Operating Officer of WhiteHawk Energy, LLC

Matthew Heinlein	Vice President & Head of Corporate Development & Strategy of WhiteHawk Energy, LLC

Jeff Smith	President of WhiteHawk Energy, LLC

Peggy Gold	Former Vice President and Head of Investor Services for Resource REIT

Andrew Ceitlin	General Counsel of the Construction Management Division of AECOM

Name	Present Principal Occupation Including Name and Address of Employer
Executive Officers

Daniel Herz	Chief Executive Officer of WhiteHawk Energy, LLC

Jeffrey Slotterback	Chief Financial Officer of WhiteHawk Energy, LLC

Michael Downs	Chief Operating Officer of WhiteHawk Energy, LLC

Matthew Heinlein	Vice President & Head of Corporate Development & Strategy of WhiteHawk Energy, LLC

Jeff Smith	President of WhiteHawk Energy, LLC

2.	WhiteHawk Acquisition, Inc.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of WhiteHawk Acquisition, Inc., are set forth below. If no business address is given, the director’s or executive officer’s business address is 2000 Market Street, Suite 910, Philadelphia, PA 19103. Unless otherwise indicated below, all of the persons listed below are citizens of the United States of America.

Name	Present Principal Occupation Including Name and Address of Employer
Directors

Jeffrey Slotterback	Chief Financial Officer of WhiteHawk Energy, LLC

Name	Present Principal Occupation Including Name and Address of Employer
Executive Officers

Jeffrey Slotterback	Chief Financial Officer of WhiteHawk Energy, LLC

3.	WhiteHawk Merger Sub, Inc.

The name, business address, title, present principal occupation or employment of each of the directors and executive officers of WhiteHawk Merger Sub, Inc., are set forth below. If no business address is given, the director’s or executive officer’s business address is 2000 Market Street, Suite 910, Philadelphia, PA 19103. Unless otherwise indicated below, all of the persons listed below are citizens of the United States of America.

Name	Present Principal Occupation Including Name and Address of Employer
Directors

Jeffrey Slotterback	Chief Financial Officer of WhiteHawk Energy, LLC

Name	Present Principal Occupation Including Name and Address of Employer
Executive Officers

Jeffrey Slotterback	Chief Financial Officer of WhiteHawk Energy, LLC

4.	WhiteHawk Energy, LLC

The name, business address, title, present principal occupation or employment of each of the directors, members, and executive officers of WhiteHawk Energy, Inc., are set forth below. If no business address is given, the person or entity’s business address is 2000 Market Street, Suite 910, Philadelphia, PA 19103. Unless otherwise indicated below, all of the persons listed below are citizens of the United States of America.

Name	Present Principal Occupation Including Name and Address of Employer
Daniel Herz	President, Chief Executive Officer and Managing Member

Jeffrey Slotterback	Chief Financial Officer

Matthew Heinlein	Secretary and Vice President of Corporate Development

David Heikkinen	Chief Development Officer

Michael Downs	Chief Operating Officer

5. WhiteHawk - Equity Holdings GP, LLC

The name, state of organization, principal business and address of the principal office of the general partners, members, or control persons of WhiteHawk - Equity Holdings, LP, are set forth below. If no address of the principal office is given, the address of the principal office is 2000 Market Street, Suite 910, Philadelphia, PA 19103. Unless otherwise indicated below, all of the entities listed below are organized in Delaware.

Name	Principal Business

WhiteHawk Energy, LLC	Sole Member of WhiteHawk Equity Holdings GP, LLC

6. WhiteHawk - Equity Holdings, LP

The name, state of organization, principal business and address of the principal office of the general partners, members, or control persons of WhiteHawk - Equity Holdings, LP, are set forth below. If no address of the principal office is given, the address of the principal office is 2000 Market Street, Suite 910, Philadelphia, PA 19103. Unless otherwise indicated below, all of the entities listed below are organized in Delaware.

Name	Principal Business

WhiteHawk – Equity Holdings GP, LLC	General Partner of WhiteHawk – Equity Holdings, LP